                              SHACK & SIEGEL, P.C.
                                530 FIFTH AVENUE
                            NEW YORK, NEW YORK  10036

                                 (212) 782-0700




                                            March 1, 1996


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

               Re: Form S-8 Registration Statement
                   300,000 shares of Class A common stock of
                   Cryenco Sciences, Inc.
                   -----------------------------------------

Ladies and Gentlemen:

               We have acted as counsel to Cryenco Sciences, Inc., a Delaware corporation (the "Company"), in connection with the filing with the Securities and Exchange Commission of a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to 300,000 shares of the Company's Class A common stock, par value $.01 per share ("Common Stock"), which may be issued and sold pursuant to the Company's 1995 Incentive and Non-Qualified Stock Option Plan (the "1995 Plan").

               In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the 1995 Plan; (ii) the Registration Statement; (iii) the Certificate of Incorporation, as amended, of the Company; (iv) the By-Laws of the Company; and (v) such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to this opinion that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others.

               Based upon and subject to the foregoing, we are of the opinion that the shares of Common Stock reserved for issuance upon the exercise of options have been duly authorized and that such shares of Common Stock, when issued and delivered upon exercise of the options granted in accordance with the terms of the 1995 Plan, and assuming full payment for the shares of Common Stock thereby issued, will be validly issued, fully paid and nonassessable.

               We consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

               The law covered by the opinions expressed herein is limited to the corporate laws of the State of Delaware.

                                   Very truly yours,

                                   SHACK & SIEGEL, P.C.


                                   By: /s/ Jeffrey N. Siegel
                                       -----------------------------
                                       Jeffrey N. Siegel


                                    2